Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2A-2 of our report dated February 1, 2002, relating to the consolidated financial statements of American Access Technologies, Inc. appearing in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Rachlin Cohen & Holtz LLP
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    RACHLIN COHEN & HOLTZ LLP
    Fort Lauderdale, Florida
    April 10, 2002